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ENRON NAMES NEW BOARD MEMBER
FOR IMMEDIATE RELEASE: Thursday, July 25, 2002

HOUSTON - The Enron Corp. (ENRNQ) Board of Directors announced today the election of Ron W. Haddock to the company's Board of Directors.

Haddock, 61, was president and CEO of FINA, Inc. from 1989 until his retirement in 2000. He joined FINA in 1986 as executive vice president and COO and was elected to the company's board of directors in 1987. Prior to joining FINA, Haddock held various executive and managerial positions with Exxon Corporation, including executive assistant to the Chairman of the Board, vice president of Esso Eastern, and vice president for Exxon U.S.A. refining. He currently serves as Chairman of the Board of Trinity Industries S-Ventures Group, Chairman of the Board of SepraDyne, and Chairman of Alon Real Estate USA. Additionally, Haddock serves on the Boards of Alon Energy USA, Townsend-Tarnell, Southwest Securities, Inc., Probex Corp., and The Adea Group.

Haddock has a bachelor's degree in mechanical engineering from Purdue University. He is a resident of Dallas.

Enron delivers energy and other physical commodities and provides other energy services to customers around the world. Enron's internet address is www.enron.com.


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